                                      EXHIBIT A
                                        to the
                               Shareholder Service Plan

                         ROBERTSON STEPHENS INVESTMENT TRUST

                        Class C Shares of the following Funds:

     The Contrarian Fund-TM-   Developing Countries Fund       Diversified Growth Fund
     Emerging Growth Fund    Global Low-Priced Stock Fund  Global Natural Resources Fund
        Global Value Fund        Growth & Income Fund         Information Age Fund-TM-
      International Fund        MicroCap Growth Fund                Partners Fund
       Value + Growth Fund




     This Plan is adopted by Robertson Stephens Investment Trust with respect to the Classes of shares of the Funds set forth above.

     Witness the due execution hereof this ___ day of _____, 199_.


                                             ROBERTSON STEPHENS
                                                  INVESTMENT TRUST


                                             By:
                                                --------------------------